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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is entered into as of the 30th day of June, 1998, by and between Val Rajic ("Rajic") and Central Reserve Life Corporation, an Ohio corporation (the "Company").

     WHEREAS, Rajic possesses valuable skills, expertise and abilities in the life, accident and health insurance business; and

     WHEREAS, the Company wishes to secure the services of Rajic as Executive Vice President of the Company for a three year term, and Rajic is willing to serve in such capacity, all upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the covenants set forth herein, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby retains and engages Rajic as its Executive Vice-President commencing on July 1, 1998 (the "Commencement Date") and, unless sooner terminated as hereinafter provided, ending on the third anniversary of the Commencement Date (the "Term"). Rajic hereby agrees to render such services to the Company upon the terms and conditions set forth in this Agreement. Rajic shall devote such business time to the business and affairs of the Company as is reasonably necessary to the discharge of his duties as Executive Vice-President. Rajic will otherwise be free to pursue active management of his personal investment portfolio. In the event there shall become available to Rajic during the Term, directly or indirectly, through an affiliate or otherwise, any business opportunity (whether in the form of a transaction or otherwise) reasonably related to the business of the Company or any of its subsidiaries, Rajic shall cause such opportunity to be presented to the Company for its consideration and pursuit; PROVIDED, that Rajic shall be free to pursue such opportunity, directly or indirectly, through an affiliate or otherwise, if the Company declines to pursue such opportunity and Rajic obtains the prior written consent of the Company, as authorized by its board of directors (provided such consent is not unreasonably withheld or delayed).

     2.  COMPENSATION.

         (a) BASE SALARY. The Company agrees to pay Rajic a base salary at the annual rate of $147,000, as increased from time to time, payable in installments consistent with the Company's payroll practices.

         (b) STOCK OPTIONS. As an inducement to Rajic to enter into this Agreement, the Company will grant to Rajic on the Commencement Date, options to purchase an aggregate
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of 125,000 shares of Common Stock (the "Option"). The exercise price of the
Options shall be as follows:

     Number of Options             Exercise Price
     -----------------             --------------

          25,000                        $5.50
          25,000                        $6.50
          25,000                        $7.50
          25,000                        $8.50
          25,000                        $9.50

25,000 of the Options exercisable at $5.50 will vest immediately upon issuance. The remainder of the Options shall vest on the third anniversary of the Commencement Date. Rajic shall forfeit all unvested Options if his employment with the Company is terminated except as otherwise provided in Paragraph 6. The Options shall have the same anti-dilution protections as contained in the warrants issued to Rajic in connection with his equity investment in the Company.

          (c) OTHER COMPENSATION. Rajic may also receive such cash bonuses or other such cash incentive compensation as the Board of Directors of the Company may approve from time to time in its sole discretion.

     3. EXPENSE. The Company will pay or reimburse Rajic for all reasonable business expenses incurred by Rajic in the performance of his duties.

     4. DEATH. Rajic's employment by the Company will terminate immediately upon his death; PROVIDED, that in the event of Rajic's death during the Term, Rajic's estate shall be entitled to receive the payment described in clauses
(i), (ii), and (ii) of the last sentence of paragraph 6(b).

     5. DISABILITY. If Rajic becomes totally or partially disabled during the Term, the Company shall continue to pay to Rajic, as long as such disability continues during the Term, the level of compensations payable to Rajic at the date his disability is determined, reduced dollar-for-dollar to the extent of any disability insurance payments paid to Rajic through insurance programs, the premiums for which were paid by the Company or its subsidiaries. For purposes of this Agreement the term "total disability" shall mean Rajic's inability due to illness, accident or other physical or mental incapacity to engage in the full time performance of his duties under this Agreement as reasonably determined by the Board of Directors of the Company based on such evidence as such Board shall deem appropriate. For purposes of this Agreement, "partial disability" shall mean Rajic's disability due to illness, accident or other physical or mental incapacity to engage in only the partial performance of his duties under this Agreement, as reasonably determined by the Board of Directors of the Company based on such evidence as such Board shall deem appropriate.


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     6.   TERMINATION.

          (a) FOR CAUSE. The Company shall have the right to terminate Rajic's employment hereunder at any time during the Term for Cause. For purposes of this Agreement "Cause" shall be limited to Rajic's conviction of a felony or the gross neglect of, and continued failure to perform substantially Rajic's duties under the agreement. Notwithstanding anything herein to the contrary, Rajic's inability to perform the duties of his position due to his death or his total or partial disability shall not be deemed to constitute Cause.

          If, in the opinion of the Board of Directors of the Company, Rajic's employment shall become subject to termination for Cause, the Board of Directors shall give Rajic notice to that effect which notice shall describe the matter or matters constituting such Cause. If, within thirty (30) days of receipt of such notice, Rajic has not substantially eliminated or cured each such matter or matters, then the Company shall have the right to give Rajic notice of the termination of his employment. Rajic's employment hereunder shall be considered terminated for Cause as of the date specified in such notice of termination unless and until there is a final determination by court of competent jurisdiction that the cause of termination of Rajic's employment did not exist at the time of giving said notice of termination. Upon termination of Rajic's employment for Cause, this Agreement shall terminate without further obligations to Rajic other than the Company's obligation (i) to pay to Rajic within thirty (30) days after the date of termination that portion of Rajic's aggregate compensation that is accrued through the date of termination to the extent not therefore paid and (ii) to pay or provide to pay, to Rajic on a timely basis any other amounts or benefits required to be paid or provided or which Rajic is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company to the extent not theretofore paid or provided.

          (b) WITHOUT CAUSE. The Company shall have the right to terminate Rajic's employment hereunder without Cause at any time during the Term. If the Board of Directors determines to terminate Rajic's employment without Cause, the Company shall give notice of such termination to Rajic and Rajic's employment hereunder shall be considered terminated without Cause as of the date specified in such notice of termination. Upon termination of Rajic's employment without Cause, Rajic shall be paid the following on the date of termination (except as otherwise noted): (i) that portion of Rajic's aggregate compensation that is accrued through the date of termination to the extent not theretofore paid, (ii) any amounts or benefits required to be paid or provided to which Rajic is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company to the extent not theretofore paid or provided, (iii) all stock awards, options, and cash payments that would have been payable to Rajic pursuant to Paragraph 2(a) and (b) had Rajic remained employed by the Company through the third anniversary of the Commencement Date.





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          (c)  BY RAJIC.  Rajic may terminate his employment hereunder at any time by retirement or resignation, upon notice to the Company. Upon such termination by Rajic, no compensation for any period after the date of such termination shall be payable to Rajic; PROVIDED, that if such termination by Rajic is for Good Reason (as hereafter defined) then Rajic shall be entitled to the payments described in clauses (i), (ii), and (iii) of the last sentence of Paragraph 6(b). "Good Reason" shall mean any of the following:

               (i) a change in Rajic's status as Executive Vice-President of the Company, the assignment to Rajic of any duties or responsibilities which are inconsistent with Rajic's status as Executive Vice-President of the Company, or a reduction in the duties and responsibilities to be exercised by Rajic as Executive Vice-President of the Company;

               (ii) any action by the Company that renders Rajic unable to effectively discharge his duties and responsibilities as Executive Vice-President of the Company; or

               (iii) a failure by the Company to continue in effect, without material change, any benefit or incentive plan or arrangement in which Rajic and all other executive officers of the Company participate, or the taking of any action by the Company that would materially and adversely affect Rajic's participation in, or materially reduce Rajic's benefits under, any such plan or arrangement.

               (iv) an inability to discharge his duties and responsibilities as a result of the deterioration of his wife's health.

     (d) CHANGE OF CONTROL. This Agreement shall terminate automatically upon a Change of Control. Upon such termination, Rajic shall be entitled to the payments described in clauses (i), (ii) and (iii) the last sentence of Paragraph 6(b). "Change in Control" shall mean the occurrence of any of the following events:

               (i) any person (as that term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner" of securities of the Company representing more than the greater of (x) thirty-three percent (33%) of the combined voting power of the Company's then outstanding voting securities on a fully diluted basis or (y) the largest percentage shareholder on a fully diluted basis;

               (ii) any consolidation or merger to which the Company is a party, if following such consolidation or merger, the stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation on a fully diluted basis; or

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               (iii)   any sale, lease, exchange or other transfer (in one
transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities on a fully diluted basis.

     7.  COVENANTS.

          (a) CONFIDENTIAL INFORMATION AND TRADE SECRETS. During Rajic's employment by the Company, Rajic will enjoy access to the Company's "confidential information" and "trade secrets." For purposes of this Agreement, confidential information shall mean information which is not publicly available including without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans and operation methods, Rajic's access to which derives solely from Rajic's employment with the Company. For purposes of this Agreement, "trade secrets" shall mean the Company's processes, methodologies and techniques known only to those employees of the Company who need to know such secrets in order to perform their duties on behalf of the Company. The Company takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets.

          (b) RESTRICTED USE AND NON-DISCLOSURE. Rajic, recognizing the Company's significant investment of time, efforts and money in developing and preserving its confidential information, shall not, during his employment hereunder and for a two (2) year period after the end of Rajic's employment hereunder, use for his direct or indirect personal benefit any of the Company's confidential information or trade secrets. For a two (2) year period after the end of Rajic's employment hereunder, Rajic shall not disclose to any person any of the Company's confidential information or trade secrets.

          (c) RETURN OF THE COMPANY'S PROPERTY. Upon termination of Rajic's employment with the Company, for whatever reason and in whatever manner, Rajic shall return to the Company all copies of all writings and records relating to the Company's business, confidential information or trade secrets that are in Rajic's possession at such time.

          (d) NON-COMPETITION. During Rajic's employment hereunder and, in the event of a Change in Control or termination of Rajic's employment for any reason other than for Cause, for a period equal to the lesser of twelve (12) months or the remainder of the original term of the Agreement, Rajic shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where the Company or any of its subsidiaries is engaged in business after the date hereof and


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prior to the termination of Rajic's employment, in a business the same or similar to, any business now, or at any time after the date hereof and prior to Rajic's termination, conducted by the Company or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.

        (e) NON-SOLICITATION. In the event of a Change in Control or termination of Rajic's employment for any reason other than for Cause, for the period equal to the lesser of twelve (12) months or the remainder of the original term of the Agreement, Rajic shall not, directly or indirectly induce employees of the Company or any of its subsidiaries to leave such employment with the result that such employees would engage in business activities which are substantially similar or are closely related to the business activities such employee performed on behalf of the Company and which compete against the Company.

        (f) ENFORCEABILITY. The necessity of protection against the competition of Rajic and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to the non-competition covenant in this Section 7 are fair, reasonable and necessary, that adequate compensation has been received by Rajic for such obligations, and that these obligations do not prevent Rajic from earning a livelihood. If, however for any reason any court determines that the restrictions in this Agreement are not reasonable, that consideration is inadequate or that Rajic has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 7 as will render such restrictions valid and enforceable.

        (g) EQUITABLE REMEDIES. Notwithstanding the provisions of Paragraph 10 hereof, in the event of a breach or threatened breach by Rajic of any of the covenants set forth in this Paragraph, the Company or any of its affiliates shall be entitled to seek in any court of proper jurisdiction all appropriate remedies, including without limitation injunctive relief and monetary damages.

        (h) SURVIVAL. The covenants set forth in this Paragraph shall survive termination of this Agreement.

     8. ARBITRATION OF DISPUTES. Any controversy or claim, arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Chicago, Illinois, in accordance with the laws of the State of Illinois by three arbitrators, one of whom shall be appointed by the Company, one by Rajic and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the North District of Illinois, Eastern Division. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of

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arbitrators which shall be provided in this paragraph. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company shall pay all the fees and expenses of such arbitrator and the other costs or arbitration. In addition, the Company shall pay (or Rajic shall be entitled to recover from the Company, as the case may be) his reasonable attorney's fees and costs and expenses in connection with the successful enforcement of any of his rights hereunder.

     9. NOTICES. Any notice required or permitted pursuant to this Agreement shall be deemed to have been properly given if in writing and when delivered personally or by a national overnight courier service or five business days after being sent by United States mail, certified or registered, postage prepaid, addressed as follows:

        If to the Company:

                Central Reserve Life Corporation
                17800 Royalton Road
                Strongsville, Ohio 44136
                Attention: Fred Lick

        If to Rajic:

               707 South Division Street
               Barrington, Illinois 60010

        With a copy to:

               McDermott, Will & Emery
               227 West Monroe Street
               Chicago, Illinois 60606
               Attention: Stanley H. Meadows, P.C.

or to such other place as either party may designate to the other by written notice in accordance with this Paragraph.

     10. NO WAIVER. No waiver of any breach of any of the terms or provisions of this Agreement shall be construed or held to be a waiver of any other breach, or waiver of, acquiescence in or consent to any further or succeeding breach thereof.

     11. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

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     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflicts of law.

     13. SEVERABILITY. If any provision of this Agreement is held for any reason to be invalid, it will not invalidate any other provisions of this Agreement which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law. Any other written agreement between the parties hereto shall be conclusively deemed to be an agreement independent of this Agreement.

     14. HEADINGS. Paragraph headings hereunder are for convenience only and shall not affect the meaning or interpretation of the provisions of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original without production of the others.

     16. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding among the parties hereto relating to the subject matters hereof, and supersedes all previous written or oral negotiations, commitments and writings with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by each party hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                CENTRAL RESERVE LIFE CORPORATION


                                                By:
                                                    ---------------------------

                                                Its:
                                                    ---------------------------



                                                    ---------------------------
                                                            Val Rajic



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